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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FORE Systems, Inc. of our report dated June 5, 1998, except as to Note 9 which is as of August 10, 1998, relating to the financial statements of Berkeley Networks, Inc., which appears on page 7 of the Current Report on Form 8-K of FORE Systems, Inc. dated September 11, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Jose, California
September 25, 1998